                                                                    EXHIBIT 23.3

                             CONSENT OF SILVIA MACA

I hereby consent to the use of my name under the heading "OFFICIAL STATEMENTS" of the Prospectus included in this Registration Statement.

Date: June 14, 2004


                                             /s/ Silvia Maca
                                             -----------------------------------
                                             Silvia Maca